UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2017

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West

San Antonio, Texas 78257

(Address of principal executive offices)

(210) 918-2000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 12, 2017, NuStar Energy L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC as lead book-running manager and representative of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Underwriters sold to the public 12,500,000 common units representing limited partner interests in the Partnership (the “Firm Units”) at a price to public of $46.35 per Unit (the “Offering”). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 1,875,000 Units (the “Option Units,” and together with the Firm Units, the “Units”) on the same terms, which option was exercised in full on April 12, 2017. The aggregate net proceeds to the Partnership for the Units, after underwriting fees and commissions, is approximately $644.2 million. Certain members of the Board of Directors of NuStar GP, LLC, the general partner of the general partner of the Partnership (the “General Partner”), including William E. Greehey, Chairman of the Board of Directors of the General Partner, purchased an aggregate 329,030 Firm Units in the Offering. The Underwriters did not receive a discount or commission on the 329,030 Firm Units sold to these individuals.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The closing of the issuance and sale of the Units occurred on April 18, 2017. The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an automatically effective registration statement on Form S-3 (Registration No. 333-212338) of the Partnership (the “Registration Statement”), dated June 30, 2016, and the prospectus supplement dated April 12, 2017, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act. Certain legal opinions related to the Registration Statement are filed herewith as Exhibits 5.1 and 8.1.

The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Units are subject to approval of certain legal matters by counsel to the Underwriters and other customary conditions. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

Net proceeds from the Offering, including the general partner’s proportionate capital contribution, are expected to be used by the Partnership to fund a portion of the purchase price for the previously announced acquisition of Navigator Energy Services, LLC (the “Acquisition”) and related fees and expenses. Pending the potential use of the net proceeds from the Offering to fund a portion of the purchase price for the Acquisition, the Partnership intends to use the net proceeds from the Offering for the repayment of outstanding borrowings under its revolving credit agreement (the “Credit Agreement”). Certain of the Underwriters or their affiliates are lenders under the Partnership’s revolving credit agreement and, in that respect, may receive a portion of the proceeds from the Offering through the repayment of borrowings outstanding under the Partnership’s revolving credit agreement.

Certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	EXHIBIT

Exhibit 1.1	Underwriting Agreement, dated April 12, 2017, by and among NuStar Energy L.P., Riverwalk Logistics, L.P., NuStar GP, LLC and the several underwriters named on Schedule I thereto.

Exhibit 5.1	Opinion of Andrews Kurth Kenyon LLP.

Exhibit 8.1	Opinion of Andrews Kurth Kenyon LLP relating to tax matters.

Exhibit 23.1	Consents of Andrews Kurth Kenyon LLP (included in Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P. its general partner

		By:	NuStar GP, LLC its general partner

Date: April 18, 2017	By:		/s/ Amy L. Perry
			Name:	Amy L. Perry
			Title:	Senior Vice President, General Counsel - Corporate & Commercial Law and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	EXHIBIT

Exhibit 1.1	Underwriting Agreement, dated April 12, 2017, by and among NuStar Energy L.P., Riverwalk Logistics, L.P., NuStar GP, LLC and the several underwriters named on Schedule I thereto.

Exhibit 5.1	Opinion of Andrews Kurth Kenyon LLP.

Exhibit 8.1	Opinion of Andrews Kurth Kenyon LLP relating to tax matters.

Exhibit 23.1	Consents of Andrews Kurth Kenyon LLP (included in Exhibits 5.1 and 8.1).